SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                         Amended Form 8-K

                               CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 15, 1997

                D.H. Marketing & Consulting, Inc.
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            (Exact name of registrant as specified in its charter)

Nevada                             033-91240             88-0330263
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(State of incorporation           (Commission            (IRS Employer
or organization)                  File Number)           Identification No.)

HC 77 394 B Route 209 Milford, PA                        18337-9444
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(Address of principal executive offices)                  (zip code)

Registrant's telephone number, including area code: (717) 296-8515
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Item 4. Changes in Registrant's Certifying Accountant

On December 15, 1997 the Registrant's certifying accounting firm, Niessen, Dunlap & Pritchard, P.C. ("NDP") resigned as the Registrant's auditors. The decision was based on NDP's decision to discontinue any SEC practice work and its withdrawal from the SEC Division of firms of the American Institute of Certified Public Accountants. NDP has served as the Registrant's independent certified public accountants for each of the two years in the period ended December 31, 1996 and for the nine months ended September 30, 1997. NDP's reports on the financial statements of the Registrant for the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1997 did not contain an adverse opinion or disclaimer of opinion or was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the nine months ended September 30, 1997 was modified for a scope limitation relating to the Registrant's investment in a 24% owned affiliate. Pursuant to the terms of their engagement, NDP did not audit the Registrant's 24% owned affiliate and they were unable to satisfy themselves as to the carrying value of this investment by other auditing procedures. There were no disagreements with NDP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure during the two years ended December 31, 1996, the nine months ended September 30, 1997, or from the period from October 1, 1997 through December 15, 1997 (the date of resignation).

The Registrant's notification letter from NDP is attached hereto as an exhibit.





                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

D.H. MARKETING & CONSULTING, INC.
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(Registrant)

December 29, 1997
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Date

By: /s/ DAVID D. HAGEN
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    David D. Hagen, President